SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         February 11, 2004

Caremark Rx, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14200

(Commission File Number)

63-1151076

(IRS Employer Identification Number)

211 Commerce Street, Suite 800, Nashville, Tennessee 37201

(Address of principal executive offices)

Registrant’s telephone number, including area code:         (615) 743-6600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a joint press release issued by Caremark Rx, Inc. (“Caremark” or the “Registrant”) and AdvancePCS on February 11, 2004, announcing that (i) the Federal Trade Commission has closed its investigation of their proposed merger and granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (ii) state attorneys general that requested information have completed their review and closed their investigation of the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1 —	Joint Press Release issued on February 11, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2004

CAREMARK RX, INC,

By:	/s/ Howard A. McLure

Howard A. McLure Executive Vice President and Chief Financial Officer